UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2015

THE CHILDREN’S PLACE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of The Children’s Place, Inc. (the “Company”), the Board appointed Marla Malcolm Beck as an independent director of the Company within the meaning of the Marketplace Rules of the Nasdaq Stock Market LLC. Ms. Beck will serve as a Class II director, holding office until the annual meeting of stockholders of the Company to be held in 2017. Ms. Beck is the mutually acceptable additional independent director contemplated by the Agreement dated May 22, 2015 by and among the Company, Barington Companies Equity Partners, L.P. (and certain affiliates thereof), and Macellum Advisors GP, LLC (and certain affiliates thereof).

Ms. Beck, 45, is the Chief Executive Officer of Bluemercury, a retailer and online seller of upscale beauty products and spa services founded in 1999 by Ms. Beck. Bluemercury was acquired by Macy’s, Inc. in 2015 and operates as a stand-alone business with Ms. Beck as its CEO reporting directly to the Chairman and Chief Executive Officer of Macy’s, Inc. Prior to 1999, Ms. Beck was a consultant for Consolidated Capital Partners LLC and McKinsey & Company, Inc. She holds a BA from the University of California, Berkeley and an MBA and MPA from Harvard University.

There is no arrangement or understanding between Ms. Beck and any other person pursuant to which Ms. Beck was appointed as a director of the Company. Ms. Beck will be eligible to participate in all non-management director compensation plans and arrangements available to the Company’s other independent directors. Accordingly, on the date of her appointment as a director, Ms. Beck was granted time-based restricted stock units under the Company’s 2011 Equity Incentive Plan (the “Plan”) representing 695 shares of the Company’s common stock, par value $0.10 per share, which shares are deliverable to Ms. Beck on the first anniversary of the date of grant, subject to the terms and conditions of the Plan.

A copy of the press release announcing the appointment of Ms. Beck as a Class II director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated September 1, 2015, issued by the Company regarding the Company’s appointment of Ms. Beck as a member of the Board.

* * *

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2015

THE CHILDREN’S PLACE, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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